                                                                    EXHIBIT 23.1





                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Community First Bankshares, Inc. of our report dated January 22, 1998, included in the 1997 Annual Report to Shareholders of Community First Bankshares, Inc.

We also consent to the incorporation by reference in the following Registration Statements and related Prospectuses of Community First Bankshares, Inc. of our report dated January 22, 1998, with respect to the consolidated financial statements of Community First Bankshares, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                     Registration
   Form              Statement No.                 Purpose
------------------------------------------------------------------------------
    S-8                33-44921                1987 Stock Option Plan
    S-8                33-48160                401(k) Retirement Plan
    S-3               333-37527                Omnibus Shelf Registration
    S-4               333-40071                Acquisition Shelf Registration

                                               ERNST & YOUNG LLP

Minneapolis, Minnesota
March 10, 1998